Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of June 26, 2023, is made and entered into by and between Option Care Health, Inc., a Delaware corporation (“OPCH”), Uintah Merger Sub, Inc., a wholly owned subsidiary of OPCH and a Delaware corporation (“OPCH Merger Sub”), and Amedisys, Inc., a Delaware corporation (“Amedisys”, together with OPCH and OPCH Merger Sub, the “parties” and each, a “party”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the OPCH Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Agreement and Plan of Merger, dated as of May 3, 2023 (the “OPCH Merger Agreement”);

WHEREAS, Section 8.1(a) of the OPCH Merger Agreement provides that the Merger Agreement may be terminated by mutual written consent of Amedisys and OPCH;

WHEREAS, Amedisys and OPCH have mutually agreed to terminate the OPCH Merger Agreement; and

WHEREAS, immediately after the execution of this Agreement, Amedisys intends to enter into an Agreement and Plan of Merger with UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth”), and Aurora Holdings Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of UnitedHealth (the “Optum Merger Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained taken as a whole, the parties agree as follows effective immediately upon the execution of this Agreement by each of the parties hereto:

Section 1. Matters Related to the Termination of the OPCH Merger Agreement.

(a)            Termination. Effective as of the receipt by OPCH of the Amedisys Termination Fee (as defined below) pursuant to Section 2 below (the “Effective Time”) and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, the parties hereto mutually agree that pursuant to Section 8.1(a) of the OPCH Merger Agreement, the OPCH Merger Agreement is hereby terminated.

(b)            No Further Obligations. Except with respect to the obligations of the parties set forth in the Confidentiality Agreement, that certain Clean Team Confidentiality Agreement, dated as of April 12, 2023 (the “Clean Team Agreement”), by and among OPCH and Amedisys, and Section 2 below, upon the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, (i) no party shall have any further obligations to any other party under the OPCH Merger Agreement, any agreement or instrument delivered in connection therewith or in connection with any of the transactions contemplated thereby and (ii) each party shall be free to conduct its business and affairs in the same manner as if the OPCH Merger Agreement had not been executed.

Section 2. Termination Fees. Amedisys shall pay, or cause to be paid, to OPCH an amount equal to $106,000,000 (the “Amedisys Termination Fee”) by wire transfer in immediately available funds to the account specified on Annex A hereto, such wire transfer to be initiated immediately after the execution and delivery of this Agreement by each party. OPCH irrevocably agrees to accept the payment of such Amedisys Termination Fee if paid pursuant to the terms of this Section 2.

Section 3. Mutual Releases.

(a)            Effective as at the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, to the fullest extent permitted by Applicable Law, Amedisys, on behalf of itself, its subsidiaries, stockholders, affiliates, officers, directors, employees and Representatives (collectively, the “Amedisys Parties”) hereby unequivocally, knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, remises, exculpates, acquits and forever discharges OPCH and OPCH’s subsidiaries, stockholders, affiliates, officers, directors, employees and Representatives (collectively, the “OPCH Parties”) from any and all direct or derivative actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, obligations, claims, counterclaims, setoffs, debts, demands, damages, costs, expenses, compensation and liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising at law or in equity, which such Amedisys Party had, has, or may have based upon, arising from, in connection with or relating to the OPCH Merger Agreement, any agreement or instrument delivered in connection therewith or the transactions contemplated thereby. Notwithstanding the immediately foregoing sentence and Section 1, (i) no party shall be released from any breach of this Agreement or have its respective rights and obligations under this Agreement impaired, and (ii) the Confidentiality Agreement and the Clean Team Agreement will each continue in full force and effect in accordance with its terms, and no party to the Confidentiality Agreement or the Clean Team Agreement shall be released from any direct or derivative actions or claims which may arise thereunder. On and from the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, each Amedisys Party shall refrain from, directly or indirectly, asserting any direct or derivative claim or demand or commencing, instituting, maintaining, facilitating, aiding or causing to be commenced, instituted or maintained, any direct or derivative legal or arbitral proceeding of any kind against any Amedisys Party based upon any matter released under this Section 3(a).

(b)            Effective as at the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, to the fullest extent permitted by Applicable Law, OPCH, on behalf of itself and each OPCH Party, hereby unequivocally, knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, remises, exculpates, acquits and forever discharges each Amedisys Party from any and all direct or derivative actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, obligations, claims, counterclaims, setoffs, debts, demands, damages, costs, expenses, compensation and liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising at law or in equity, which such OPCH Party had, has, or may have based upon, arising from, in connection with or relating to the OPCH Merger Agreement, any agreement or instrument delivered in connection therewith or the transactions contemplated thereby. Notwithstanding the immediately foregoing sentence and Section 1, (i) no party shall be released from any breach of this Agreement or have its respective rights and obligations under this Agreement impaired, (ii) nothing contained in this paragraph shall in any way affect or impair OPCH’s right to receive payment of the Amedisys Termination Fee pursuant to Section 2 of this Agreement, and (iii) the Confidentiality Agreement and the Clean Team Agreement will each continue in full force and effect in accordance with its terms, and no party to the Confidentiality Agreement or the Clean Team Agreement shall be released from any direct or derivative actions or claims which may arise thereunder. On and from the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, each OPCH Party shall refrain from, directly or indirectly, asserting any direct or derivative claim or demand or commencing, instituting, maintaining, facilitating, aiding or causing to be commenced, instituted or maintained, any direct or derivative legal or arbitral proceeding of any kind against any Amedisys Party based upon any matter released under this Section 3(b).

Section 4. No Breach. For the avoidance of doubt the entry by Amedisys into the Optum Merger Agreement shall not be deemed to be a breach of the OPCH Merger Agreement or this Agreement if Amedisys shall have provided to OPCH evidence of a federal wire to OPCH for the payment of the Amedisys Termination Fee prior to such entry and OPCH receives the Amedisys Termination Fee within 24 hours of the execution of this Agreement.

Section 5. Representations and Warranties. Each of the parties hereby represents that the execution, delivery and performance of this Agreement by it has been duly and validly authorized by all necessary corporate action and no other corporate proceedings by or on the part of it are necessary to authorize this Agreement or to perform its obligations hereunder; this Agreement has been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery hereof by the other party hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to the Enforceability Exceptions.

Section 6. Destruction/Return of Confidential Information. At the Effective Time and only if the payment of the Amedisys Termination Fee is received within 24 hours of the execution of this Agreement, each of Amedisys and OPCH requests of the other that (i) such other party and its Representatives (as defined in the Confidentiality Agreement) return or destroy all Confidential Information (as defined in the Confidentiality Agreement) in accordance with Section 7 of the Confidentiality Agreement and (ii) an appropriate officer of such other party certifies such return or destruction of the Confidential Information in accordance with Section 7 of the Confidentiality Agreement.

Section 7. General Provisions.

(a)            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

(b)            Entire Agreement; No Third-Party Beneficiaries; No Additional Representations. This Agreement (including the documents, exhibits, schedules, disclosure letters and instruments referred to herein), taken together with the Confidentiality Agreement and the Clean Team Agreement: (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among OPCH, OPCH Merger Sub and Amedisys with respect to the Merger and the other transactions contemplated by this Agreement, and (ii) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, other than as provided in  Section 3(a) and Section 3(b).

(c)            Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(d)            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(e)            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5(E).

(f)            Jurisdiction. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 9.2 of the OPCH Merger Agreement shall be effective service of process for any such action.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.

Option Care Health, Inc.

By:	/s/ John C. Rademacher
Name: John C. Rademacher
Title: President and Chief Executive Officer

UNITAH MERGER SUB, INC.

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Chief Financial Officer and Treasurer

[Signature Page to the Termination Agreement]

Amedisys, INC.

By:	/s/ Richard Ashworth
Name: Richard Ashworth
Title: President and Chief Executive Officer

[Signature Page to the Termination Agreement]

Annex A

Wire Instructions

Account number:

Routing number ACH/EFT

Wire Routing:

Swift:

Account Name:

Account Type:

Bank name and address: